OBN HOLDINGS



June 30, 2003

Mr. Larry Taylor
4322 Wilshire Blvd., Suite 200
Los Angeles, CA 90010

Re:  OBN Holdings Stock Owned by Larry Taylor

Dear Mr. Taylor:

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, you agree to the following:

1.	All shares of OBN Holdings, Inc. common stock owned by you,
which totals 624,663, including warrants, shall have a lock-up period of one (1) year from the effective date of the current
SB-2 filing, and may not be sold prior to that time;

2.	Should, prior to the aforementioned lock-up period, you elect to gift, or otherwise grant any third party shares of stock you currently own, any such stock gifted or granted shall have the same lock-up provisions as if you continued to own the shares; and

3.	Once the lock-up period has expired, you shall not exceed the currently existing SEC 144 Regulations, which includes not selling any more than one percent (1%) of the outstanding shares within a ninety (90) day period, and filing Forms 3, 4 or 5 with the SEC.

If you are in agreement with the aforementioned terms and conditions, please acknowledge by signing below.

Sincerely,

/s/ Donald K. Wilson
---------------------
Donald K. Wilson
Corporate Secretary


Agreed and accepted

/s/ Larry Taylor
---------------------
Larry Taylor


         8275 South Eastern Ave., Suite 200 * Las Vegas, NV 89123
                      (702) 938-0467 * (702) 990-8681 Fax